SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K /A
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 20, 2009

Royal Style Design, Inc.
(Exact name of registrant as specified in charter)

Florida	000-53524
(State or other jurisdiction	(Commission File Number)
of incorporation)

2561 Forsythe Road, Unit D, Orlando FL	32807
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (407) 758-6801

 Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 8.01 Other Events.

DISCLOSURE REGARDING FORWARD-LOOKING STATEMENTS

Throughout this report, we make statements that may be deemed "forward-looking" statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements, other than statements of historical facts, that address activities, events, outcomes and other matters that the Company plans, expects, intends, assumes, believes, budgets, predicts, forecasts, projects, estimates or anticipates (and other similar expressions) will, should or may occur in the future are forward-looking statements. These forward-looking statements are based on management's current belief, based on currently available information, as to the outcome and timing of future events. When considering forward-looking statements, you should keep in mind the risk factors and other cautionary statements in this report.

Any forward-looking statements that we may make are based on our current expectations and beliefs concerning future developments and their potential effects on us. There can be no assurance that future developments affecting us will be those anticipated by us. Any forward-looking statements are subject to the risks and uncertainties that could cause actual results of operations, financial condition, cost reductions, acquisitions, dispositions, financing transactions, operations, expansion, consolidation and other events to differ materially from those expressed or implied in such forward-looking statements. We undertake no obligation to publicly update or revise any forward-looking statements. As a result, the reader is cautioned not to rely on these forward-looking statements. Due to known and unknown risks, the Company’s actual results may differ materially from its expectations or projections.

BUSINESS

Background

Royal Style Design, Inc. (“we”, “us”, “RSD” or the “Company”) was incorporated in the State of Florida on July 7, 2006.  We specialize in customized surface installation solutions for floors, walls and other parts of the home using wood, glass, stone and ceramic tile in custom designed homes throughout central Florida. We have one current project in the Bahamas. Our business is not seasonal.

Effective November 20, 2009, we entered into a Share Exchange Agreement (the “Agreement”) with the stockholders of Diversified Global Holdings, Inc., a Delaware corporation (“DGH”), providing for the acquisition by the Company of 100% of the outstanding shares of common stock of DGH.   In connection with the Agreement, as of November 20, 2009, we issued 86,235,800 shares of our common stock to the stockholders of DGH. The issuance of these 86,235,800 shares effectively gave control of RSD to the DGH shareholders.  Our Board saw this action as essential to the survival to the Company and as the best course of action for our shareholders.  At a closing held on November 20, 2009, pursuant to the Agreement we acquired from the five stockholders of DGH 100% of the outstanding shares of common stock of DGH, in exchange for our issuance of 86,235,800 shares of our common stock, valued at $86,235.

DGH is a holding company that owns all of the outstanding shares or equity interests in three companies: Forms Gallery, Inc., Delray Beach, Florida; Wood Imagination, Inc., Orlando, Florida; and Kontakt LLC, with its principal offices located at Kazan, Russian Federation. The businesses of RSD and each of the DGH subsidiaries are described separately below.

Our Businesses

Royal Style Design

Since 2006, Royal Style Design has supplied tile, stone and wood surface installation services for new homes and homes being remodeled in the Central Florida area.  Our founders, Nikolay Lobachev, our Chief Financial Officer, Dmitry Terikov and Ivan Sorokoumov, have been working together as a team over the past seven years developing expertise and a broad experience in our business.

Our management travels regularly to Europe in order to keep up with the most up to date products and design styles, with the goal of being able to create designs that capture the styles, personalities and needs of the homeowner, with an emphasis on classic European design. We review the specific needs of our client and, based on those needs, recommend the best way to achieve for the client a one-of-a-kind design.

We are a custom tile and stone installation company that specializes in ceramic, porcelain, marble, pavers and natural stone installation in existing structures for ceilings, bathrooms, walls, floors, kitchen counters, stairways, outside terraces and pool moldings.  Most of the work we do is stonework on floors and walls. We also remodel kitchens (not including building or remodeling cabinets), showers and baths, and install wood and laminate flooring.

We do not build homes or additions, or install terraces or pools, or do structural work, but we do our surface installation in different materials in homes that have been constructed. We have started working in commercial buildings, mostly floors and walls. We serve a diverse range of residential clients and builders; most of our clients are builders, which accounted for approximately 95% of our revenues in 2007.  We do not have any governmental clients. We use professionals with whom we work regularly to assist in the design and installation processes. We have eight sub-contractor companies with which we work regularly, and each of these companies has approximately three to six employees.  No one builder accounted for more than 25% of our revenues in 2007; our five largest customers accounted for approximately 72% of our revenues in 2008. Most of our business comes from referrals from our satisfied customers.

We obtain tiles, stone, pavers, marble, porcelain and wood from a number of different local sources, including the large home remodeling and supply stores, The Home Depot and Lowes.  Our installation material supplies are readily available from a large number of sources.

We provide a written estimate for services requested by a client. After the client agrees to the estimate, we commence working on their project.  All but approximately ten percent of our clients’ projects require multiple surface installations.  We bill as each stage of the installation is completed, and our invoices are due within two weeks of receipt.

We primarily rely on word of mouth referrals for new business. However, we also advertise in the “Orlando” magazine, participate in Central Florida builders competitions, such as the “Street of Dreams”, use door-to-door flyers and have telephone directory listings. We have a corporate website that briefly describes RSD’s services.

Forms Gallery

Forms Gallery, Inc. (“Forms Gallery”) was founded by Carole C. Lynn and incorporated in the State of Florida on February 14, 1992.  Forms Gallery specializes in the retail sales, consulting, placement and shipping of fine art. Forms Gallery, located in Delray Beach, Florida, specializes in high-end, unique contemporary works of art and jewelry.  The gallery displays oil, acrylic and water color paintings, bronze, clay, glass and wood sculpture, wood turnings and pottery.  The collections are from established artists primarily from the West Coast and the southwestern states. Many of these artists have their works in the Smithsonian Permanent Collection in Washington D.C.

The Company has annual sales to a global customer base. The customer base consists of commercial art and design selections for the common areas of new multi-family high-rise condominium units as well as for individual private art collectors.  Approximately fifty percent of the sales are to local or regional customers and fifty percent are to visiting out of state or out of country vacationing customers.

Forms Gallery obtains all materials from over 50 different artists and is not dependent on any one artist.

Forms Gallery’s artists seek to be represented in southeast Florida because of the gallery’s location, reputation, and longevity.  Forms Gallery is the oldest gallery on Ocean Avenue in Delray Beach and is the second largest gallery in downtown Delray Beach.

Forms Gallery primarily relies on word of mouth referrals and walk-in’s for new business. However, it also advertises in Southwest Art magazine and the national Gallery Guide for the Southeast. Additionally, it participates in the weekly Downtown Delray Beach Gallery Walk, Art and Jazz on the Avenue and gives artist openings. It uses door-to-door flyers, has telephone directory listings and a corporate website that briefly describes its services.

Wood Imagination

Wood Imagination, Inc. (“Wood Imagination”) was founded by Victor Belitchenko and incorporated in the State of Florida on February 14, 2008.  Wood Imagination, located in Orlando, Florida, specializes in custom made wood furnishings, including cabinetmaking and millwork in custom design homes in Central Florida.  All of its projects are hand-crafted by dedicated craftsman to only the highest standards of quality.  This quality level has helped to create designs that Wood Imagination believes are unmatched in the industry.

Wood Imagination’s areas of expertise include libraries, home theaters, entertainment centers, kitchens, flooring and doors. It also does the exterior of homes along with trim boards and brackets. It can design and create any cabinetry or home storage solution from unique and high quality materials.  The customer is not restricted to any design pattern or wood species.

Wood Imagination specializes in all forms and styles of custom wood design to include some other materials, such as ceramic, porcelain, marble, and natural stone that are involved with the wood installation.  These products can be installed in existing structures for ceilings, bathrooms, walls, floors, kitchen counters, stairways, outside terraces and pool moldings.  Most of the work is woodwork on floors and walls, but also includes installation or remodeling of custom rooms, cabinets and furniture, stairways, doors and home theaters.

Wood Imagination serves a diverse range of residential clients and builders; most of its clients are builders, which accounted for approximately 99% of its revenues in 2008.  It does not have any governmental clients. It uses professionals with whom it works regularly to assist in the design and installation processes. It has three sub-contractor companies with which it works regularly, and each of these companies has approximately three employees.  No one builder accounted for more than 34% of its revenues in 2008; and its three largest customers accounted for approximately 53% of its revenues in 2008. Management of Wood Imagination believes that the loss of one or more of such customers could have a material adverse effect on the company’s result of operation, financial position and cash flow. Most of its business comes from referrals from its customers.

Wood Imagination obtains all materials from a number of different local sources, including the large home remodeling and supply stores, The Home Depot and Lowes, Lumber 84, Thomas Lumber, Beaver, and Manning building supply.  Its installation material supplies are readily available from a large number of sources.

Wood Imagination’s market strategy is to rely on its custom builders that have been in business for many years, and continue to build houses in the current market.  It primarily relies on word of mouth referrals and telephone directory listings for new business. It has a corporate website that briefly describes its services.

Kontakt LLC

Kontakt LLC (“Kontakt”) is a limited liability company organized under the laws of the Russian Federation on October 3, 2005.  The company was founded by Nikolay Uraev.  The company has legal right to do trading, foreign-economic activity, manufacturing, research, construction and raw material processing. The company’s main focus is resale of electronic components (electrical connectors). Kontakt operates as a retailer of electronic components to businesses that vary from nationwide companies to small businesses.

Kontakt commenced operations in November, 2005 in the Republic of Tatarstan, Russia. The main operations of the company are the commercial retail of electronic components in the region.  There are only two major electronic connector manufacturers in Russia, “Elecon” in Kazan city and “Isetskiy” in Kamenets-Uralskiy.  These two factories supply approximately 90% of the domestic demand in the Russian Federation. Kontakt is the official representative of both factories. Over the years Kontakt has created strong business connections with defense and space exploration companies in the Russian Federation. In 2008 its major customers accounted for 22.6%, 20.1%, and 12%, respectively, of total sales.

Insurance

RSD carries general liability insurance with coverage of $1,000,000 for each occurrence, $1,000,000 personal injury insurance, and $2,000,000 in the aggregate, in addition to workers compensation and employers liability insurance and commercial vehicle insurance for three pickup trucks owned by the Company.

Forms Gallery and Wood Imagination carry similar levels of business insurance.

Kontakt does not currently have insurance for its inventory and is currently searching for insurance coverage for its office equipment.

Competition

RSD experiences competition from other installation and remodeling companies and individual subcontractors.  While there is significant competition, it has concentrated on providing better services to its clients.  Its niche market is maintained through customized products and services. There are approximately 40 tile installation companies in the Orlando area, but there are only five that it considers able to provide similar installation services based on both quality and cost.  RSD believes that two of these five competitors are significantly larger than it.

Forms Gallery experiences competition from other art galleries and individual artists.  While there is significant competition, it has concentrated on providing better services to its clients.  There are approximately 21 art galleries in the downtown Delray Beach area. However, none provides a similar collection or works of art and jewelry selection based on both quality and cost. Although Forms Gallery’s artists’ works can be found in other galleries across the country, no one gallery houses the variety of renowned artist’s works under one roof.

Wood Imagination experiences competition from other woodwork companies and individual subcontractors. The company has concentrated on providing better services to its clients, and it believes that none of these competitors is capable of providing custom work at a similar level of expertise.  Its niche market is maintained through customized services. There are approximately 40 woodworking and millwork companies in the Orlando area, and there are no companies that Wood Imagination considers able to provide products and services similar in scale to its custom work.  Most companies are able to offer one or two particular services such as hardwood floor, cabinet installation, or custom entertainment centers. Wood Imagination is able to provide all custom installation woodwork services.

Kontakt experiences some competition from imports of cheaper and lower quality Chinese products in the Russian market, but due to quality issues these products have not captured significant market share.

Governmental Regulation

RSD and Forms Gallery are subject to the State of Florida Workers Compensation laws and carry workers compensation insurance.  RSD has a business license issued by the City of Altamonte Springs, Florida; Forms Gallery has a business license issued by the City of Delray Beach; and Wood Imagination has business licenses issued by the City of Winter Garden and by Orange County, Florida.

Kontakt is subject to regulation in the Republic of Tatarstan, Russian Federation, as a domestic limited liability company.  It has a State registration number issued by the local government.

Employees

RSD currently has six employees, our President and CEO, our Chief Operating Officer, our Chief Financial Officer and three installers.

Forms Gallery currently has four employees, its President and its Vice President and two part time subcontractors.

Wood Imagination currently has one employee, its President and Chief Executive Officer, and has three subcontractors working for it as its projects require.

Kontakt currently has 8 employees.

Properties

On July 1, 2007, Royal Style Design started leasing a 650 Sq. ft. warehouse located at 2561 Forsythe Road, Unit D, Orlando, Fl. 32807.  It is leased annually at $460.00 per month pursuant to a one year lease.  Approximately 120 sq. ft. is used as office space while the remaining space is used as a warehouse. Royal Style Design is purchasing three Toyota pickup trucks, purchased in December 2006 and January 2007, and has outstanding loans for the purchase of these trucks with an aggregate principal balance of $71,152 as of December 31, 2008.

On July 1, 2002, Forms Gallery started leasing a 2475 sq. ft. store front property located at 415 E. Atlantic Avenue, Delray Beach, Fl. 33431.  It was leased monthly at a rent of $2200 per month.

On November 30, 2009 Forms Gallery terminated the lease agreement and a founder of the company contributed the building to the company.

Forms Gallery has no leases of property or equipment.

On May 30, 2009 Kontakt started leasing office/warehouse space for $2,100 per month in Kazan, Russian Federation. The lease requires the Company to pay certain lease operating costs (such as maintenance and insurance).  The lease contains no escalation clauses or capital improvement funding provisions and requires three months’ notice to cancel.  The lease is renewable annually.

Legal Proceedings

None.

Risk Factors

Our business is subject to numerous risk factors, including the following:

Risks Applicable to Our Operations in the United States

THE LABOR COSTS OF OUR FLORIDA REMODELING AND INSTALLATION COMPANIES MAY INCREASE WITH A POTENTIAL SHORTAGE OF QUALIFIED PERSONNEL.

Labor costs accounted for the majority of the operating expenses of RSD and Wood Imagination. We compete with other construction companies to attract and retain qualified or skilled personnel. We also compete with various industries for lower-wage employees.  If a shortage of construction workers occurred in the region in which we operate, it could adversely affect our ability to attract and retain qualified personnel and could further increase our operating costs.

THE NATURE OF OUR CONSTRUCTION-RELATED BUSINESSES EXPOSES OUR FLORIDA REMODELING AND INSTALLATION COMPANIES TO POTENTIAL LIABILITY CLAIMS AND CONTRACT DISPUTES WHICH MAY REDUCE OUR PROFITS.

Although we have not been party to any legal claims against us, we may in future be named as a defendant in legal proceedings where parties may make a claim for damages or other remedies with respect to our projects or other matters. If it is determined that we have liability, we may not be covered by insurance or, if covered, the dollar amount of these liabilities may exceed our policy limits. Any liability not covered by our insurance, in excess of our insurance limits or, if covered by insurance but subject to a high deductible, could result in a significant loss for us, which claims may reduce our profits and cash available for operations.

IN FLORIDA OUR CONSTRUCTION-RELATED BUSINESSES ARE VULNERABLE TO THE CYCLICAL NATURE OF THE CONSTRUCTION BUSINESS.

The housing market in Florida, in many areas, is exhibiting declines in prices and the volume of home sales. This decline in the Florida real estate market may adversely affect the demand for our construction-related services and products. As a result of real estate market conditions, our operating results may vary, depending upon the demand for future projects in the housing markets we serve.

INTENSE COMPETITION IN THE ENGINEERING AND CONSTRUCTION INDUSTRY COULD REDUCE OUR MARKET SHARE AND PROFITS.

We serve markets that are highly competitive in Florida and in which a large number of installation and remodeling companies compete. Competition will also place downward pressure on our contract prices and profit margins. Intense competition is expected to continue in these markets, presenting us with significant challenges in our ability to grow our company with acceptable profit margins. If we are unable to meet these competitive challenges, we could lose market share to our competitors and experience an overall reduction in our profits.

WE DEPEND ON THE SERVICES OF THE FOUNDERS AND EXECUTIVES OF OUR U.S. OPERATING COMPANIES AND IMPLEMENTATION OF OUR BUSINESS PLAN COULD BE SERIOUSLY HARMED IF WE LOST THE SERVICES OF ANY ONE OF THESE OFFICERS.

We depend heavily on the services of Richard Lloyd, our Chief Executive Officer, as well as the services of the executives that manage RSD, Forms Gallery and Wood Imagination. We do not have an employment agreement with, nor do we have a “key person” life insurance policy on, any of these executives. There can be no assurance that these executives will remain in their management positions with us, and the loss of services of any of these executives would disrupt our business operations, which could reduce our revenues and profits.

Risks Applicable to Our Operations in the Russian Federation

OUR BUSINESS IS SUBJECT TO FLUCTUATIONS IN DEMAND IN THE RUSSIAN FEDERATION AND TO CHANGING DOMESTIC ECONOMIC AND POLITICAL CONDITIONS WHICH ARE BEYOND OUR CONTROL.

Operating in the Russian Federation marketplace exposes us to a number of risks including:

•	abrupt changes in government policies and regulations,

•	trade restrictions;

•	tax increases; and

•	international hostilities.

The lack of a well-developed legal system in the Russian Federation may make it difficult to enforce our contractual rights. To the extent that our business in the Russian Federation is affected by unexpected and adverse economic and political conditions, we may experience business disruptions and losses. Such disruptions and losses could significantly reduce our revenues and profits.

RECENT CONSTRAINTS ON THE AVAILABILITY OF CREDIT IN THE WORLDWIDE BANKING SYSTEM AND IN THE RUSSIAN FEDERATION MAY AFFECT OUR RESULTS OF OPERATIONS.

Recent constraints on the availability of credit in the worldwide banking system and in the Russian Republic could adversely affect the viability of our customers and have a consequent adverse effect on our results of operations. As a result, we would face risks of:

•	inability of our customers to finance their businesses, which would reduce the demand for our products;

•	currency fluctuations resulting from economic conditions in the Russian Federation; and

•	economic instability in our markets in the Russian Federation.

WE DEPEND ON THE SERVICES OF THE FOUNDER AND CHIEF EXECUTIVE OFFICER OF KONTAKT AND IMPLEMENTATION OF OUR BUSINESS PLAN COULD BE SERIOUSLY HARMED IF WE LOST HIS SERVICES.

The operations of Kontakt depend heavily on the services of Nikolay Uraev, its Chief Executive Officer. We do not have an employment agreement with, nor do we have a “key person” life insurance policy on, this executive to cover our losses in the event of his death. There can be no assurance that this executive will remain in his management positions with us, and the loss of services of this executive would disrupt our business operations in the Russian Federation, which could reduce our revenues and profits.

KONTAKT AND ITS SUPPLIERS WILL BE REQUIRED TO MODERNIZE THEIR PRODUCTION AND DISTRIBUTION OPERATIONS.

Current Russian factories’ equipment and technology are outdated, modernization costs are high, and all these industries currently require modernization. Kontakt management sees the necessity of restructuring the current electronic component factories and modernizing this industry, to be able to supply specialized, preassembled electronic components on a nationwide basis.  In connection with the predicted modernization of the Russian industrial and component factories, Kontakt and its suppliers will be required to modernize their production and distribution systems.

Risks Applicable to Our Business Generally

WE COULD FACE LIMITATIONS ON OUR ABILITY TO ACCESS THE CAPITAL MARKETS.

Our ability to access the capital markets is subject to various factors, including general economic and/or financial market conditions. The current conditions of the financial markets have adversely affected the availability of credit and liquidity resources and our access to capital markets is more limited until stability re-emerges in these markets.

Market Information for Our Common Stock

Our shares of common stock are traded on OTC Bulletin Board market under the symbol “RYSD.OB”. Our common stock commenced trading on the OTC Bulletin Board market on September 4, 2009. The following table sets forth, for the periods indicated, the high and low bid prices of our common stock, as reported in published financial sources.   Quotations reflect inter-dealer prices, without retail mark-up, mark-down, commission, and may not represent actual transactions.

Fiscal Year Ended December 31, 2009	High	Low
Quarter ended September 30, 2009 (September 4 through September 30)	$5.00	$.05
Quarter ended December 31, 2009 (through December 28)	$5.05	$4.51

The Company has never paid a cash dividend on its common stock and does not anticipate paying dividends in the foreseeable future. It is the present policy of the Company's Board of Directors to retain earnings, if any, to finance the expansion of the Company's business. The payment of dividends in the future will depend on the results of operations, financial condition, capital expenditure plans and other cash obligations of the Company and will be at the sole discretion of the Board of Directors.

The Company does not have, and has not at any time had in effect, any equity compensation plan.

Directors, Executive Officers, and Corporate Governance

We have three officers and directors as follows:

Name	Age	Positions and Offices Held
Richard Lloyd	31	President, Chief Executive Officer and Director
Nikolay Lobachev	27	Chief Financial Officer and Director
Dmitry Terikov	26	Chief Operating Officer, Secretary and Director

On December 17, 2009, Mr. Ivan Sorokoumov resigned as a director and Chief Financial Officer, and Mr. Nikolay Lobachev resigned as Chief Executive Officer, and the Board appointed Mr. Richard Lloyd as a director to fill the vacancy resulting from the resignation of Mr. Sorokoumov and as Chief Executive Officer.  In addition, Mr. Lobachev was appointed as Chief Financial Officer.

Richard Lloyd; CEO & Director

Mr. Richard Lloyd, age 31, was appointed Chief Executive Officer of the Company on December 17, 2009.  He is also currently the CEO of Alfa Investment Fund, a business consulting company located in Orlando, Florida.  He has held this position since January 2006.  In 2008 he was elected as CFO of IAC Holdings which he resigned October, 2008.  From 2002 until 2004 he served in the United States Army.   Mr. Lloyd's education includes the University of Maryland, in College Park, Maryland in 2004 and the University of Central Florida in 2006; he received his AA degree in Management Information Systems from Valencia College, Orlando, Florida in 2006.  At Valencia his accompanying major areas of study were accounting and economics.  He received his BA degree in Economics in 2009, from the University of Berkley, Chicago, Illinois.

Nikolay Lobachev; CFO, Secretary & Director

Mr. Nikolay Lobachev, 27, graduated from Moscow State Open University in Russia with a Bachelors Degree in Law.  He is currently the Chief Financial Officer and a director of the Company.  He became one of the three original founding shareholders of the Company in July 2006, acted as our Chief Executive Officer from that time to December 17, 2009.  Prior thereto, from March 2005 to July 2006, he operated an installation and remodeling business in the Orlando area, which was the predecessor business to the Company’s business.  From August 2004 to March 2005 Mr. Lobachev worked as a manager for Daynova LLC, a construction company located in Orlando, Florida.  Prior to that Mr. Lobachev was as a consultant for Garant Ltd., a legal advice office in Moscow, Russia from June 2001 to May 2003.  He is also bilingual, speaking fluent Russian and English.

Dmitry Terikov; COO & Director

Mr. Dmitry Terikov, 26, is presently the Chief Operating Officer and a director of the Company.  He has been a director of the Company since July, 2006 when he became one of the three original founding shareholders of the Company, and from March 2005 to July 2006 worked with an installation and remodeling business that was the predecessor business to the Company’s business. From August 2004 to March 2005 Mr. Terikov worked as project manager for Daynova LLC, a construction company located in Orlando, Florida.  From August 2000 until March 2002 Mr. Terikov was the General Manager of Silikat Ltd, a brick and paver factory located in Zaoksky, Russia.  In June 1997, Mr. Terikov was a director for Luch Ltd, a commercial property development company located in Krasnodar, Russia.  He resigned from that position in August 2000.  From 2000 until 2002 Mr. Terikov attended Zaoksky Adventist University located in Zaoksky, Russia.  He received honors while studying for his Major in Business Administration.  He is fluent in both Russian and English.

Director Independence

All of our directors are employees and would not be classified as “independent” under the rules of the Securities and Exchange Commission.

Employment Agreements

At this time, we have no employment agreements in effect with any of our executives or employees.

Code of Conduct

We are reviewing a corporate code of conduct and a corporate disclosure policy, which will provide for internal procedures concerning the reporting and disclosure of corporate matters that are material to our business and to our stockholders. Our corporate code of conduct will include a code of ethics for our officers and employees as to workplace conduct, dealings with customers, compliance with laws, improper payments, conflicts of interest, insider trading, company confidential information, and behavior with honesty and integrity. Our corporate disclosure policy includes guidelines for publicly disseminating financial and other material developments to the investing public.

Involvement in Certain Legal Proceedings.

Except as stated below, during the past five years, no director, person nominated to become a director, executive officer, promoter or control person of our Company:

was a general partner or executive officer of any business against which any bankruptcy petition was filed, either at the time of the bankruptcy or two years prior to that time;

was convicted in a criminal proceeding or named subject to a pending criminal proceeding (excluding traffic violations and other minor offenses);

was subject to any order, judgment or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities or banking activities; or

was found by a court of competent jurisdiction (in a civil action), the Securities and Exchange Commission or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended or vacated.

Compliance with Section 16(a) of the Securities Exchange Act of 1934, as amended.

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's directors and executive officers and persons who own more than 10% of a registered class of the Company's equity securities to file various reports with the Securities and Exchange Commission concerning their holdings of, and transactions in, securities of the Company.  Copies of these filings must be furnished to the Company.

Mr. Nikolay Lovachev, our Chief Financial Officer and director, Mr. Ivan Sorokoumov, our former Chief Financial Officer and former director, and Dmitry Terikov, our Chief Operating Officer and director were required to file Form 3’s on February 18, 2009.  Such forms were filed on April 28, 2009.  Mr. Richard Lloyd, our Chief Executive Officer and a Director, was required to file a Form 3 on November 30, 2009; such form will be filed shortly.

Corporate Governance

Committees of our Board of Directors

We do not have a separate Audit Committee. Our Board of Directors performs the functions usually designated to an Audit Committee. We intend shortly to establish an Audit Committee with one or more independent directors.

The Board does not have standing compensation or nominating committees. The Board does not believe a compensation or nominating committee is necessary based on the size of the Company, the current levels of compensation to corporate officers and the beneficial ownership by three stockholders of more than 90% of the Company’s outstanding common stock. The Board will consider establishing compensation and nominating committees at the appropriate time.

The entire Board of Directors participates in the consideration of compensation issues and of director nominees. To date, the Board of Directors has not formally established any criteria for Board membership. Candidates for director nominees are reviewed in the context of the current composition of the Board, the Company’s operating requirements and the long-term interests of its stockholders. In conducting this assessment, the Board of Directors considers skills, diversity, age, and such other factors as it deems appropriate given the current needs of the Board and the Company, to maintain a balance of knowledge, experience and capability. In particular, weight is given to experience relevant to the Company’s operations in Florida and the Russian Federation and familiarity with international business issues.

The Board’s process for identifying and evaluating nominees for director, including nominees recommended by stockholders, involves compiling names of potentially eligible candidates, conducting background and reference checks, conducting interviews with the candidate and others (as schedules permit), meeting to consider and approve the final candidates and, as appropriate, preparing an analysis with regard to particular recommended candidates.

Stockholder Communications

The Board has not established a formal process for stockholders to send communications, including director nominations, to the Board; however, the names of all directors are available to stockholders in this Information Statement. Any stockholder may send a communication to any member of the Board of Directors, in care of the Company, at 2561 Forsythe Road, Unit D, Orlando, FL 32807 (Attention: Secretary). Director nominations submitted by a stockholder will be considered by the full Board. Each communication should clearly specify the name of the individual director or group of directors to whom the communication is addressed. Communications sent by email will be delivered directly to the Corporate Secretary, who will promptly forward such communications to the specified director addressees. Communications sent by mail will be promptly forwarded by the Corporate Secretary to the specified director addressee or, if such communication is addressed to the full Board of Directors, or to the Chairman of the Board (when one is appointed), who will promptly forward such communication to the full Board of Directors. Due to the infrequency of stockholder communications to the Board, the Board does not believe that a more formal process is necessary. However, the Board will consider, from time to time, whether adoption of a more formal process for such stockholder communications has become necessary or appropriate.

In general, advance notice of nominations of persons for election to our Board or the proposal of business to be considered by the shareholders must be given to our Secretary no earlier than the October 1 or later than December 1 preceding the next year's annual meeting, which would be scheduled in the month of May or June.

A shareholder's notice of nomination should set forth (i) as to each person whom the shareholder proposes to nominate for election or re-election as a director, all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934 (including such person's written consent to being named in the proxy statement as a nominee and to serving as a director, if elected); (ii) as to any other business that the shareholder proposes to bring before the meeting, a brief description of the business desired to be brought before the meeting, the reasons for conducting such business at the meeting and any material interest in such business of such shareholder and the beneficial owner, if any, on whose behalf the proposal is made; and (iii) as to the shareholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made, (A) the name and address of such shareholder, as they appear on our books, and of such beneficial owner, (B) the number of shares of our common stock that are owned (beneficially or of record) by such shareholder and such beneficial owner, (C) a description of all arrangements or understandings between such shareholder and such beneficial owner and any other person or persons (including their names) in connection with the proposal of such business by such shareholder and any material interest of such shareholder and of such beneficial owner in such business, and (D) a representation that such shareholder or its agent or designee intends to appear in person or by proxy at our annual meeting to bring such business before the meeting.

Other Information about our Board of Directors

During 2009, our Board of Directors acted four times by written consent.

We do not have a formal policy on attendance at meetings of our shareholders; however, we encourage all Board members to attend shareholder meetings that are held in conjunction with a meeting of our Board of Directors.

Executive Compensation.

SUMMARY COMPENSATION TABLE

Name and Principal Position (a)	Year (b)	Salary ($) (c)	Bonus ($) (d)	Stock Awards ($) (e)	Option Awards ($) (f)	Non-Equity Incentive Plan Compens- ation ($) (g)	Change in Pension Value and Nonquali- fied Deferred Compensation Earnings (h)	All Other Compen- sation (i)	Total ($) (j)
Nikolay Lobachev, President and Chief Executive Officer	2007	$64,432							$64,432
	2008	$33,085							$33,085
Ivan Sorokoumov, Chief Financial Officer	2007	$61,904							$61,904
	2008	$33,085							$33,085
Dmitry Terikov, Chief Operating Officer	2007	$81,012							$81,012
	2008	$33,085							$33,085

The Company has no stock option or other executive compensation plans.

The Company does not compensate its three directors separately for services performed in their capacity as directors.

Principal Stockholders

The following table sets forth, as of December 1, 2009, each person known by us to be the beneficial owner of five percent or more of the Company's voting Stock, all directors individually and all directors and officers of the Company as a group. Except as noted, each person has sole voting and investment power with respect to the shares shown. At December 1, 2009, 92,735,800 shares of common stock were issued and outstanding.

Name	Number of Shares Owned Beneficially	Ownership Percentage of Class
Richard Lloyd 12609 Weatherford Way Orlando, FL. 32832	28,000,000	30.19%
Vadim Enikeev 320 Golf Brook Cir. #210 Longwood, FL. 32779	28,000,000	30.19%
Nikolay Uraev 32 Amirkhana Prospect, Apt. 63 Kazan, Republic of Tatarstan 420132	29,600,000	31.92%
Nikolay Lobachev 470 Majestic Way Altamonte Springs, FL 32714	1,000,000	1.07%
Dmitry Terikov 324 Spring Leap Circle Winter Garden, FL 34787	1,000,000	1.07%
All Officers and Directors as a Group (3 persons)		32.35%

The Articles of Incorporation of the Company as originally filed on July 7, 2006 provided for authorized capital stock of 100 shares of common stock, par value $.10 per shares.  On July 10, 2006, the Company issued one share of common stock to each of the three founding stockholders.  Effective October 9, 2008, the Company amended its articles of incorporation to increase the number of shares of authorized common stock to 100,000,000 shares of common stock, par value $.001 per share; to authorize a new class of preferred stock, par value $.001 per share; and to change each of the three outstanding shares of common stock, par value $.10 per share, into 1,000,000 shares of common stock, par value $.001 per share.

Related Party Transactions

On June 10, 2006, the Company issued one share each to Nikolay Lobochev, Ivan Sorokoumov and Dmitry Terikov, the founders of the Company for nominal stated consideration.  Effective October 9, 2008, the Company amended its articles of incorporation to increase the number of authorized common stock to 100,000,000 shares of common stock, par value $.001 per share; to authorize a new class of preferred stock, par value $.001 per share; and to change each of the three outstanding shares of common stock, par value $.10 per share, into 1,000,000 shares of common stock, par value $.001 per share.  On October 9, 2008, the Company issued 500,000 shares of common stock to Alexander Sorokoumov, the father of Ivan Sorokoumov, our former Chief Financial Officer, for consulting services to be performed in the area of business growth and development.

Effective November 20, 2009, in connection with the acquisition of Forms Gallery, Wood Imagination and Kontakt, we entered into a Share Exchange Agreement (the “Agreement”) with stockholders of Diversified Global Holdings, Inc., a Delaware corporation (“DGH”), providing for the acquisition by the Company of 100% of all of the outstanding shares of common stock of DGH.   Forms Gallery, Wood Imagination and Kontakt are wholly-owned subsidiaries of DGH. In connection with the Agreement, as of November 20, 2009, we issued 86,235,800 shares of our common stock to the stockholders of DGH, which include Richard Lloyd, our CEO and a director. The issuance of these 86,235,800 shares will effectively give control of the company to DGH.

In connection with the acquisition, the following shareholders of DGH received shares of our common stock as follows in exchange for their shares of DGH:

Name	Number of Shares
Richard Lloyd	28,000,000
Vadim Enikeev	28,000,000
Nikolay Uraev	29,100,000
Victor Belichenko	135,800
Carole Lynn	1,000,000

Our rationale for the transfer of control of our company to the shareholders of DGH was based on the following. In operating this public company, it came to the attention of our Board that we are in need of additional management, resources and cash. In our last quarterly report we received a going concern qualification in regards to our cash flow and it has become evident that, without additional management and experience and the addition of profitable operating assets to the Company, we will not be able to support our operations. Our construction business, and the construction business in Florida in particular, is not adequate to support a profitable public company.  After much thought and consideration the Board of Directors of the Company determined that it was in the best interest of our shareholders to transfer control of the operations of the Company to a more capable management team and to bring in some additional assets in the form of three companies.  Through their experience with DGH, the Board believes that this team has the ability to expand the operations of the Company, and in particular as being capable of procuring additional acquisitions, so as to increase shareholder value. We view this transaction as possibly the first stage of an expansion of the company so that it will become a viable operating entity.

Item 9.01  Financial Statements and Exhibits.

(a) Financial Statements of Businesses Acquired.

ROYAL STYLE DESIGN, INC.

CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2008

ROYAL STYLE DESIGN, INC.

INDEX

Page

Report of Independent Registered Public Accounting Firm	18

Consolidated Balance Sheet as of December 31, 2008	19

Consolidated Statement of Operations for the year
Ended December 31, 2008	20

Consolidated Statement of Stockholders' Equity for the year
Ended December 31, 2008	21

Consolidated Statement of Cash Flows for the year
Ended December 31, 2008	22

Notes to Consolidated Financial Statements	23-31

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Board of Directors
Royal Style Design, Inc.
Altamonte Springs, FL  32701

We have audited the accompanying consolidated balance sheet of Royal Style Design, Inc. and Subsidiaries (collectively, the “Company”) as of December 31, 2008 and 2007, and the related consolidated statements of operations, stockholders’ equity and cash flows for the years ended December 31, 2008.  These financial statements are the responsibility of the Company’s management.  Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States).  Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.  An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements.  An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of the Company as of December 31, 2008, and the results of its operations and its cash flows for the year then ended, in conformity with accounting principles generally accepted in the United States of America.

Wiener, Goodman & Company, P.C.
Eatontown, New Jersey

December 14, 2009

ROYAL STYLE DESIGN, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEET

December 31,
2008
ASSETS

Current Assets:
Cash	$19,581
Accounts receivable-net of allowance of $34,037	188,704
Notes receivable	30,500
Inventories	342,326
Other current assets	41,019

Total Current Assets	622,130

Property and equipment-net	115,685

Total Assets	$737,815

LIABILITIES AND STOCKHOLDERS' EQUITY

Current Liabilities:
Accounts payable	$450,608
Accrued expenses	18,179
Customer advances	37,871
Due to related party	5,125
Income taxes payable	4,711

Total Current Liabilities	516,494

Commitments & Contingencies	-

Stockholders' Equity:
Common Stock, $.001 par value; authorized 100,000,000 shares:
86,235,800 shares issued and outstanding at December 31, 2008	86,235
Additional paid-in capital	(72,886)
Retained earnings	242,914
Accumulated other comprehensive loss	(34,942)

Total Stockholders' Equity	221,321

Total Liabilities and
Stockholders' Equity	$737,815

See notes to consolidated financial statements

ROYAL STYLE DESIGN, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENT OF OPERATIONS

For the year ended,
December 31, 2008

Net sales:
Revenue	$1,668,830

Cost and expenses:
Cost of sales	1,017,952
General and administrative	492,233
1,510,185

Income from operations	158,645

Other income (expense):

Interest expense	(4,080)

Net earnings before provision for income taxes	154,565

Provision for income taxes	29,425

Net earnings	$125,140

Earnings per common share - basic and diluted	$0.00

Weighted average number of common stock shares
outstanding - basic and diluted	86,235,800

See notes to consolidated financial statements

ROYAL STYLE DESIGN, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENT OF STOCKHOLDERS' EQUITY

			Additional		Accumulated
	Common Stock		Paid-in	Retained	Other Comprehensive	Comprehensive
	Shares	Amount	Capital	Earnings	Income (Loss)	Income (Loss)	Total

Balance January 1, 2008	86,235,800	$86,235	$(85,356)	$117,774	$7,479		$126,132

Assets contributed by shareholders			10,870				10,870

Foreign currency adjustment from
shareholders					(42,421)	$(42,421)	(42,421)

Contribution from shareholders			1,600				1,600

Net income				125,140		125,140	125,140

Comprehensive income						$82,719

Balance December 31, 2008	86,235,800	$86,235	$(72,886)	$242,914	$(34,942)		$221,321

See notes to consolidated financial statements

ROYAL STYLE DESIGN, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENT OF CASH FLOWS

For the Year Ended,
December 31, 2008

Cash flows from operating activities:
Net income	$125,140
Adjustments to reconcile net cash
provided by operating activities:
Depreciation and amortization	5,846
Reserve for bad debts	31,543
Changes in operating assets and
liabilities:
Increase (decrease) in accounts receivable and prepaid expense	(252,580)
Increase in inventory	64,961
Increase (decrease) in income tax payable	(2,382)
(Decrease) in advance payments	(44,448)
Increase in accounts payable and accrued expenses	115,727

Net cash provided by operating activities	43,807

Cash flows from investing activites:
Advances on note receivable	(30,500)
Purchase of property and equipment	(97,735)

Net cash used in investing activities	(128,235)

Cash flows from financing activities:
Contribution from shareholder	1,600
Proceeds from advances from related party	5,125

Net cash provided by financing activities	6,725

Effect of exchange rate changes on cash	592

Net increase in cash	(77,111)

Cash-beginning of year	96,692

Cash-end of year	$19,581

Supplementary Information:
Cash paid during the year for:
Interest	$4,080
Income taxes	$21,101
Noncash contribution of assets by shareholder	$10,870

See notes to consolidated financial statements

ROYAL STYLE DESIGN, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

1.	DESCRIPTION OF BUSINESS AND SIGNIFICANT ACCOUNTING POLICIES

Organization

Royal Style Design, Inc. (the “Company” or “Royal Style Design”) operates in three industries with two geographical segments. The Company is engaged as a wholesale manufacturer of electronic components, the sale of high-end contemporary works of art and jewelry, and cabinet making and millwork in custom design homes with custom made wood furnishings.  The Company also provides consulting to small private companies. Sales are predominantly in the United States and Russia.

Basis of Presentation

On November 20, 2009, Royal Style Design entered into a Share Exchange Agreement ("Agreement") with the stockholders of Diversified Global Holdings, Inc. a Delaware corporation, ("DGH"), providing for the acquisition by Royal Style Design of 100% of all the outstanding shares of common stock of DGH.  In connection with the agreement, as of November 20, 2009, Royal Style Design issued 86,235,800 shares of its common stock to the stockholders of DGH.  The issuance of these 86,235,800 shares effectively gave control of Royal Style Design to DGH.

For accounting purposes only, the transaction was treated as a recapitalization of Royal Style Design, as of November 20, 2009, with DGH as the acquirer.  The financial statements prior to November 20, 2009 are those of DGH and reflect the assets and liabilities of DGH at historical carrying amounts. The financial statements show a retroactive restatement of DGH's historical stockholders' equity to reflect the equivalent number of shares issued to DGH.

Significant Accounting Policies

Principles of Consolidation

The consolidated financial statements include the accounts of the Company and its wholly-owned subsidiaries.  All intercompany transactions and balances have been eliminated.

Economic and Political Risks

One of the Company's subsidiaries, Kontakt Limited Liability Company ("Kontakt"), faces a number of risks and challenges since its operations are in the Russian Federation and its primary market is in the Russian Federation.  100% of Kontakt's revenue is earned in the Russian Federation and 100% of Kontakt's assets are located in the Russian Federation.  Management cannot presently predict what future impact the political risk will have on the Company, if any, or how the political climate in the Russian Federation will affect the Company’s operations.  Accordingly, events resulting from any change in the political climate could have a material effect on the Company.

Use of Estimates

The preparation of the financial statements in conformity with accepted accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period.  Examples include estimates of costs to complete performance contracts, income tax exposures and valuation allowances.  Actual results could differ from those estimates.

Revenue Recognition

The Company recognizes revenue in accordance with the Financial Accounting Standards Board ("FASB") Accounting Standards Codification ("ASC") 605, "Revenue Recognition", ("ASC605").

Revenue is recognized for the sale of contemporary works of art when title to the merchandise passes to the purchaser.

Revenue is recognized for the custom wood furnishings as each stage is completed, based on a percentage of the projected costs.  There are no customer acceptance provisions in its sales contracts.  The majority of the revenue has been received from developers.

Revenue from the sale of electronic components is recognized when the product has been delivered and title and risk have passed to the customer, collection of the resulting receivable is deemed reasonable assured by management's persuasive evidence of an arrangement exists, and the sales price is fixed and determinable.  Substantially all of the shipments are FCA (free carrier) which provide for title to pass upon delivery to the customer's freight carrier.

Accounts Receivables

Accounts receivables are recorded when invoices are issued after title passes to the purchaser and are presented in the balance sheet net of allowances for doubtful accounts.  Accounts receivables are written off when they are determined to be uncollectible.  The Company receives advances from customers prior to the delivery of the products.  The Company records these advance payments as Customer Advances on the Company’s balance sheet.  Customer advances as of December 31, 2008 were $37,871.  Accounts receivable are written off when they are determined to be uncollectible.  The allowance for doubtful accounts is estimated based on the Company's historical losses, the existing economic condition in the industry, and the financial ability of its customers.  For the year ended December 31, 2008 the Company established a reserve for doubtful accounts of $34,037.

During the year ended December 31, 2008 the Company wrote off receivables in the amount of $151,453 which is included in the general and administrative expenses in the Statement of Operations.

Inventories

Inventories are stated at the lower of cost or market.  One of the Company’s subsidiaries, Forms Gallery, Inc. also receives goods on consignment and payment is made to the consignor upon the completion of the sale of merchandise.

In accordance with Financial Accounting Standards Board ("FASB") Accounting Standards Codification ("ASC") ASC 360-15-35, Impairment or Disposal of Long-Lived Assets", ("ASC360-15-35"), the Company records impairment losses on inventory when events and circumstances indicate that they may be impaired and the undiscounted cash flows estimated by these assets are less than their related carrying amounts.  The Company recorded no impairments for the year ended December 31, 2008.

Depreciation

Property and equipment is carried at cost. Depreciation is computed using the straight-line method over the estimated useful lives of the assets.

Depreciable
Asset	Lives

Vehicles	3 years
Furniture	7 years
Signs	5 years
Leasehold improvements	30 years
Office Equipment	5 years

Income Taxes

The company accounts for income taxes using an asset and liability approach under which deferred income taxes are recognized by applying enacted tax rates applicable to future years to the differences between the financial statement carrying amounts and the tax bases of reported assets and liabilities.

The Company accounts for income taxes in accordance with the Internal Revenue Code in the United States and the Internal Income Tax Law of the Russian Federation.  The Russian Federation subsidiary is taxed at a rate of 24%.

Evaluation of Long-Lived Assets

The Company reviews property and equipment for impairment whenever events or changes in circumstances indicate the carrying value may not be recoverable in accordance with guidance in ASC 360-15-35.  If the carrying value of the long-lived asset exceeds the present value of the related estimated future cash flows, the asset would be adjusted to its fair value and an impairment loss would be charged to operations in the period identified.

Concentration of Credit Risk

Financial instruments which potentially subject the Company to concentrations of credit risk consist principally of cash and notes receivable.

The Company's cash and cash equivalents are concentrated primarily in one bank in the United States.  At times, such deposits could be in excess of insured limits.  Management believes that the financial institution that holds the Company financial instrument is financially sound and, accordingly, minimal credit risk is believed to exist with respect to these financial instruments.

The Company grants credit to customers based on an evaluation of the customer’s financial condition, without requiring collateral.  Exposure to losses on receivables is principally dependent on each customer’s financial condition.  The Company controls its exposure to credit risk due to normally dealing with the same contractors and receiving payment for materials prior to completion of the services.

The Company is also subject to the risk of currency fluctuations that may affect the prices paid for goods and the amounts received for revenue.

Earnings Per Share

Basic earnings per share are computed by dividing net income by the weighted average number of common shares outstanding during the specified period. Diluted earnings per common share is computed by dividing net income by the weighted average number of common shares and potential common shares during the specified period. For the year ended December 31, 2008, there were no potential shares outstanding.

Fair Value of Financial Instruments

The Company adopted FASB ASC 820, Fair Value Measurements and Disclosures (“ASC 820”) on January 1, 2008, for all financial assets and liabilities that are recognized or disclosed at fair value in the condensed consolidated financial statements on a recurring basis or on a nonrecurring basis during the reporting period. While the Company adopted the provisions of ASC 820 for nonfinancial assets and liabilities that are recognized or disclosed at fair value in the financial statements on a recurring basis, no such assets or liabilities existed at the balance sheet date. As permitted by ASC 820, the Company delayed implementation of this standard for all nonfinancial assets and liabilities recognized or disclosed at fair value in the financial statements on a nonrecurring basis and adopted these provisions effective January 1, 2009.

The fair value is an exit price, representing the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date.  The Company utilizes market data or assumptions that market participants would use in pricing the asset or liability.  ASC 820 establishes a three-tier fair value hierarchy, which prioritizes the inputs used in measuring fair value.  These tiers include:  Level 1, defined as observable inputs such as quoted market prices in active markets; Level 2, defined as inputs other than quoted prices in active markets that are either directly or indirectly observable; and Level 3, defined as unobservable inputs about which little or no market data exists, therefore requiring an entity to develop its own assumptions.

As of December 31, 2008, the Company held certain financial assets that are measured at fair value on a recurring basis.  These consisted of cash and cash equivalents.  The fair values of the cash and cash equivalents is determined based on quoted market prices in public markets and is categorized as Level 1.   The Company does not have any financial assets measured at fair value on a recurring basis as Level 2 or Level 3 and there were no transfers in or out of Level 2 or Level 3 during the year ended December 31, 2008.

The following table sets forth by level, within the fair value hierarchy, the Company’s financial assets accounted for at fair value on a recurring basis as of December 31, 2008.

		Assets at Fair Value as of December 31, 2008 Using
	Total	Quoted Prices in Active Markets for Identical Assets (Level 1)	Significant Other Observable Inputs (Level 2)	Significant Unobservable Inputs (Level 3)

Cash and cash equivalents	$19,581	$19,581	$-	$-

The Company had no financial assets accounted for on a non-recurring basis as of December 31, 2008.

There were no changes to the Company’s valuation techniques used to measure asset fair values on a recurring or nonrecurring basis during the year ended December 31, 2008 and the Company did not have any financial liabilities as of December 31, 2008.

The Company has other financial instruments, such as receivables, accounts payable and other liabilities which have been excluded from the tables above.  Due to the short-term nature of these instruments, the carrying value of receivables, accounts payable and other liabilities approximate their fair values.

Foreign Currency Translation

The Russian ruble is Kontakt’s functional currency and the United States dollar is the reporting currency.
Conversion of currency from the Russian ruble into a United States dollar (“US $”) has been made at the respective applicable rates of exchange.  Monetary assets and liabilities denominated in foreign currencies are converted into US $ at the applicable rate of exchange at the balance sheet date.  Income and expense items are converted at the average rates for the years then ended.

New Financial Accounting Standards

During the second quarter of 2009, the Company implemented additional interim disclosures about fair value of financial instruments, as required by FASB ASC Paragraph 825-10-65-1.  Prior to implementation, disclosures about fair values of financial instruments were only required to be disclosed annually.  As the required modifications only related to additional disclosures of fair values of financial instruments in interim financial statements, the adoption did not affect the Company’s financial position or results of operations.

Beginning in the second quarter of 2009, the Company must disclose the date through which subsequent events have been evaluated, in accordance with the requirements in FASB ASC Paragraph 855-10-50-1.  With regards to the condensed consolidated financial statements and notes to those financial statements contained in this Form 8-K/A, the Company has evaluated all subsequent events through December 4, 2009 (the date the Company’s financial statement are issued).

In September 2009, the FASB implemented certain modifications to FASB ASC Topic 860, Transfers and Servicing, as a means to improve the relevance, representational faithfulness, and comparability of the information that a reporting entity provides in its financial statements about a transfer of financial assets, the effects of a transfer on its financial position, financial performance, and cash flows, and a transferor’s continuing involvement, if any, in transferred financial assets. These modifications must be applied as of the beginning of each reporting entity’s first annual reporting period that begins after November 15, 2009. The Company does not expect the adoption of this standard to have an impact on the Company’s results of operations, financial condition or cash flows.

During the third quarter of 2009, the Company adopted the FASB Accounting Standards Codification and the Hierarchy of Generally Accepted Accounting Principles in accordance with FASB ASC Topic 105, “Generally Accepted Accounting Principles” (the “Codification”).  The Codification has become the source of authoritative U.S. generally accepted accounting principles (GAAP) recognized by the FASB to be applied by nongovernmental entities. Rules and interpretive releases of the Securities and Exchange Commission (SEC) under authority of federal securities laws are also sources of authoritative GAAP for SEC registrants. Effective with the Company’s adoption on July 1, 2009, the Codification has superseded all prior non-SEC accounting and reporting standards. All other non-grandfathered non-SEC accounting literature not included in the Codification has become non-authoritative. As the adoption of the Codification only affected how specific references to GAAP literature have been disclosed in the notes to the Company’s condensed consolidated financial statements, it did not result in any impact on the Company’s results of operations, financial condition or cash flows.

Updates to the FASB Codification Applicable to the Company

The FASB has published FASB Accounting Standards Update No. 2009-12, Fair Value Measurements and Disclosures (Topic 820)—Investments in Certain Entities That Calculate Net Asset Value per Share (or Its Equivalent). This Update amends Subtopic 820-10, Fair Value Measurements and Disclosures—Overall, to permit a reporting entity to measure the fair value of certain investments on the basis of the net asset value per share of the investment (or its equivalent). This Update also requires new disclosures, by major category of investments, about the attributes of investments included within the scope of this amendment to the Codification. The guidance in this Update is effective for interim and annual periods ending after December 15, 2009. The Company does not expect the adoption of this standard to have an impact on the Company’s results of operations, financial condition or cash flows.

2.           PROPERTY and EQUIPMENT

December 31,
2008

Furniture & equipment	$16,062
Vehicles	8,051
Building	90,856
Signs	918
Leasehold improvements	19,275
135,162
Less: accumulated depreciation	19,477
$115,685

In November 2009, a shareholder of the Company contributed a building to the Company with a fair value of approximately $1 million.

Depreciation expense for the year ended December 31, 2008 was $5,846.

3.           NOTES RECEIVABLE

In October 2008, the Company advanced Alfa Investment Fund $30,500.  The advance is interest free.  The Company expects to receive repayment of the advance in the form of Alfa Investment Fund paying for the security deposit of the Company’s upcoming commercial lease.  If the lease is not executed, the advance will be repaid in 2010.

4.             INVENTORIES

As of December 31, 2008, inventory consists of the following:

December 31,
2008
Finished goods	$112,176
Advance deposits	230,150
$342,326

The Company prepays various suppliers for inventory.  The deposits paid in advance are included as a component of the Company's inventory.

5.             COMMON STOCK

The Company is authorized to issue 100,000,000 shares of $.001 common stock of which 86,235,800 are outstanding as of December 31, 2008.

6.             INCOME TAXES

The Company adopted the provisions of FASB ASC 740, "Income Taxes", ("ASC 740") on January 1, 2008.  As a result of the implementation of ASC 740, the Company recognized no adjustment in the net liability for unrecognized income tax benefits.

The provision for income taxes consists of the following:

For the year ended
December 31, 2008:

Current:
Federal:	$ 4,711
Foreign:	24,714
$29,425

Deferred:
Federal:	-
Foreign:	-
$29,425

A reconciliation of taxes on income computed at the federal stated rate to amounts provided:

For the year ended
December 31, 2008:

Tax computed at the federal stated rate of 34%:	$52,552
Decrease in taxes resulting from:
Different tax rates and permanent differences:	(23,127)
$29,425

The Company files income tax returns in all jurisdictions in which it has reason to believe it is subject to tax.  The Company is subject to examination by various taxing jurisdictions.  To date, none of these examinations has resulted in any material additional tax.  Nonetheless, any tax jurisdiction may contend that a filing position claimed by the Company regarding one or more of its transactions is contrary to that jurisdictions laws or regulations.  Significant judgment is required in determining the worldwide provisions for income taxes.  In the ordinary course of business of a global business, the ultimate tax outcome is uncertain for many transactions.  It is the Company’s policy to establish provisions for taxes that may become payable in future years as a result of an examination by tax authorities.  The Company establishes the provisions based upon management’s assessment of exposure associated with permanent tax differences and tax credits applied to temporary difference adjustments.  The tax provisions are analyzed periodically (at least quarterly) and adjustments are made as events occur that warrant adjustments to those provisions.

7.             RELATED PARTY TRANSACTIONS

A stockholder of the Company advanced the Company $5,125 during the year ended December 31, 2008.  The advance is interest free and due on demand.  No payments have been made against the advance and the amount due the related party is $5,125 at December 31, 2008.

8.             SEGMENT INFORMATION

FASB ASC 280-10-10 "Segment Reporting" ("ASC 280-10-10"), established standards for reporting information about operating segments.  Operating segments are defined as components of an enterprise about which separate financial information is available that is evaluated regularly by management.  The Company is organized by geographical area and industry segment.

The following financial information relating to the Company's business segments:

2008
Net sales by geographic areas
United States	$542,750
Russia	1,126,080
$1,668,830
Net sales by industry segment:
Electronic components	$1,126,080
Art work and jewelry	191,119
Construction	271,631
Other	80,000
$1,668,830

Income (loss) from operations:
Electronic components	$148,423
Artwork and jewelry	2,076
Construction	(12,366)
Other	20,512
$158,645
Long-Lived Assets:
Electronic components	$91,586
Artwork and jewelry	10,891
Construction	11,499
Other	1,709
$115,685
Capital Expenditures:
Electronic components	$90,856
Artwork and jewelry	-
Construction	5,099
Other	1,780
$97,735
Depreciation and Amortization:
Electronic components	$57
Artwork and jewelry	1,248
Construction	4,470
Other	71
$5,846

9. COMMITMENTS AND CONTINGENCIES

Lease

The Company leases various office and warehouse facilities.  The leases contain no escalation or capital improvement funding provisions.  One of the leases is to a related portion on a month to month basis.  The second lease is renewed annually.

Future minimum lease payments for operating leases are approximately as follows:

Year Ending
December 31,
2009	$48,000
2010	-
2011	-
Thereafter	-
$48,000

Rent expense was $62,352 for the year ended December 31, 2009.

ROYAL STYLE DESIGN, INC.

CONSOLIDATED FINANCIAL STATEMENTS
(UNAUDITED)

SEPTEMBER 30, 2009

ROYAL STYLE DESIGN, INC.

INDEX

Page

Consolidated Balance Sheet as of September 30, 2009 (unaudited)	34

Consolidated Statement of Operations for the Nine Months
Ended September 30, 2009 (unaudited)	35

Consolidated Statement of Stockholders' Equity for the Nine Months
Ended September 30, 2009 (unaudited)	36

Consolidated Statement of Cash Flows for the Nine Months
Ended September 30, 2009 (unaudited)	37

Notes to Unaudited ConsolidatedFinancial Statements	38 - 45

ROYAL STYLE DESIGN, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEET
(Unaudited)

September 30,
2009
ASSETS

Current Assets:
Cash	$121,279
Accounts receivable-net of allowance of $25,868	24,785
Notes receivable	1,000
Inventories	268,129
Other current assets	77,857

Total Current Assets	493,050

Property and equipment-net	114,498

Total Assets	$607,548

LIABILITIES AND STOCKHOLDERS' EQUITY

Current Liabilities:
Accounts payable	$326,923
Accrued expenses	6,329
Customer advances	80,326
Note payable to related party	16,325

Total Current Liabilities	429,903

Stockholders' Equity:
Common Stock, $.001 par value; authorized 100,000,000 shares:
86,235,800 shares issued and outstanding at September 30, 2009	86,235
Additional paid-in capital	(66,543)
Retained earnings	199,046
Accumulated other comprehensive loss	(41,093)

Total Stockholders' Equity	177,645

Total Liabilities and
Stockholders' Equity	$607,548

See notes to unaudited consolidated financial statements

ROYAL STYLE DESIGN, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENT OF OPERATIONS
(Unaudited)

For the Nine Months Ended,
September 30, 2009

Net sales:
Revenue	$857,230

Cost and expenses:
Cost of sales	549,658
General and administrative	338,816
888,474

Loss from operations	(31,244)

Other income (expense):

Interest expense	(3,605)

Net loss before provision for income taxes	(34,849)

Provision for income taxes	15,144

Net loss	$(49,993)

Loss per common share - basic and diluted	$0.00

Weighted average number of common stock shares
outstanding - basic and diluted	86,235,800

See notes to unaudited consolidated financial statements

ROYAL STYLE DESIGN, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENT OF STOCKHOLDERS' EQUITY
(Unaudited)

			Additional		Accumulated
	Common Stock		Paid-in	Retained	Other Comprehensive	Comprehensive
	Shares	Amount	Capital	Earnings	Income (Loss)	Income (Loss)	Total

Balance January 1, 2009	86,235,800	$86,235	$(72,886)	$249,039	$(34,942)		$227,446

Assets contributed by shareholders			6,343				6,343

Foreign currency adjustment from
shareholders					(6,151)	$(6,151)	(6,151)

Net income				(49,993)		(49,993)	(49,993)

Comprehensive income						$(56,144)

Balance September 30, 2009	86,235,800	$86,235	$(66,543)	$199,046	$(41,093)		$177,645

See notes to unaudited consolidated financial statements

ROYAL STYLE DESIGN, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENT OF CASH FLOWS
(Unaudited)

For the Nine Months Ended,
September 30, 2009

Cash flows from operating activities:
Net loss	$(49,993)
Adjustments to reconcile net cash
provided by operating activities:
Depreciation and amortization	6,033
Changes in operating assets and
liabilities:
Decrease in accounts receivable and prepaid expense	124,128
Decrease in inventory	74,196
Decrease in income tax payable	(5,369)
Increase in advance payments	42,455
Decrease in accounts payable and accrued expenses	(130,600)

Net cash provided by operating activities	60,850

Cash flows from investing activites:
Purchase of property and equipment	(642)

Cash flows from financing activities:
Proceeds from advances from related party	41,700

Effect of exchange rate changes on cash	(212)

Net increase in cash	101,696

Cash-beginning of year	19,582

Cash-end of year	$121,279

Supplementary Information:
Cash paid during the year for:
Interest	$3,605
Income taxes	$20,329
Noncash contribution of assets by shareholder	$6,343

See notes to unaudited consolidated financial statements

ROYAL STYLE DESIGN, INC.
NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

1.	DESCRIPTION OF BUSINESS AND SIGNIFICANT ACCOUNTING POLICIES

The consolidated balance sheet as of September 30, 2009 and the consolidated statements of operations, stockholders' equity and cash flows for the period presented here in have been prepared by Royal Style Design, Inc. (the "Company" or "Royal Style Design") and are unaudited.  In the opinion of management, all adjustments (consisting solely of normal recurring adjustments) necessary to prepare fairly the financial postion, results of operations, changes in stockholders' equity and cash flows for all periods presented have been made.

Organization

Royal Style Design, Inc. operates in three industries with two geographical segments. The Company is engaged as a wholesale manufacturer of electronic components, the sale of high-end contemporary works of art and jewelry, and cabinet making and millwork in custom design homes with custom made wood furnishings.  The Company also provides consulting to small private companies. Sales are predominantly in the United States and Russia.

Basis of Presentation

On November 20, 2009, Royal Style Design entered into a Share Exchange Agreement ("Agreement") with the stockholders of Diversified Global Holdings, Inc. a Delaware corporation, ("DGH"), providing for the acquisition by Royal Style Design of 100% of all the outstanding shares of common stock of DGH.  In connection with the agreement, as of November 20, 2009, Royal Style Design issued 86,235,800 shares of its common stock to the stockholders of DGH.  The issuance of these 86,235,800 shares effectively gave control of Royal Style Design to DGH.

For accounting purposes only, the transaction was treated as a recapitalization of Royal Style Design, as of November 20, 2009, with DGH as the acquirer.  The financial statements prior to November 20, 2009 are those of DGH and reflect the assets and liabilities of DGH at historical carrying amounts. The financial statements show a retroactive restatement of DGH's historical stockholders' equity to reflect the equivalent number of shares issued to DGH.

Significant Accounting Policies

Principles of Consolidation

The consolidated financial statements include the accounts of the Company and its wholly-owned subsidiaries.  All intercompany transactions and balances have been eliminated.

Economic and Political Risks
One of the Company's subsidiaries, Kontakt Limited Liability Company ("Kontakt"), faces a number of risks and challenges since its operations are in the Russian Federation and its primary market is in the Russian Federation.  100% of Kontakt's revenue is earned in the Russian Federation and 100% of Kontakt's assets are located in the Russian Federation.  Management cannot presently predict what future impact the political risk will have on the Company, if any, or how the political climate in the Russian Federation will affect the Company’s operations.  Accordingly, events resulting from any change in the political climate could have a material effect on the Company.

Use of Estimates

The preparation of the financial statements in conformity with accepted accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period.  Examples include estimates of costs to complete performance contracts, income tax exposures and valuation allowances.  Actual results could differ from those estimates.

Revenue Recognition

The Company recognizes revenue in accordance with the Financial Accounting Standards Board ("FASB") Accounting Standards Codification ("ASC") 605, "Revenue Recognition", ("ASC605").

Revenue is recognized for the sale of contemporary works of art when title to the merchandise passes to the purchaser.

Revenue is recognized for the custom wood furnishings as each stage is completed, based on a percentage of the projected costs.  There are no customer acceptance provisions in its sales contracts.  The majority of the revenue has been received from developers.

Revenue from the sale of electronic components is recognized when the product has been delivered and title and risk have passed to the customer, collection of the resulting receivable is deemed reasonable assured by management's persuasive evidence of an arrangement exists, and the sales price is fixed and determinable.  Substantially all of the shipments are FCA (free carrier) which provide for title to pass upon delivery to the customer's freight carrier.

Accounts Receivables

Accounts receivables are recorded when invoices are issued after title passes to the purchaser and are presented in the balance sheet net of allowances for doubtful accounts.  Accounts receivables are written off when they are determined to be uncollectible.  The Company receives advances from customers prior to the delivery of the products.  The Company records these advance payments as Customer Advances on the Company’s balance sheet.  Customer advances as of September 30, 2009 were $80,326.  Accounts receivable are written off when they are determined to be uncollectible.  The allowance for doubtful accounts is estimated based on the Company's historical losses, the existing economic condition in the industry, and the financial ability of its customers.  For the period ended September 30, 2009 the Company established a reserve for doubtful accounts of $25,868.

During the nine months ended September 30, 2009 the Company wrote off receivables in the amount of $850 which is included in the general and administrative expenses in the Statement of Operations.

Inventories

Inventories are stated at the lower of cost or market.  One of the Company’s subsidiaries, Forms Gallery, Inc. also receives goods on consignment and payment is made to the consignor upon the completion of the sale of merchandise.

In accordance with Financial Accounting Standards Board ("FASB") Accounting Standards Codification ("ASC") ASC 360-15-35, Impairment or Disposal of Long-Lived Assets", ("ASC360-15-35"), the Company records impairment losses on inventory when events and circumstances indicate that they may be impaired and the undiscounted cash flows estimated by these assets are less than their related carrying amounts.  The Company recorded no impairments for the nine months ended September 30, 2009.

Depreciation

Property and equipment is carried at cost. Depreciation is computed using the straight-line method over the estimated useful lives of the assets.

Depreciable
Asset	Lives

Vehicles	3 years
Furniture	7 years
Signs	5 years
Leasehold improvements	30 years
Office Equipment	5 years

Income Taxes

The company accounts for income taxes using an asset and liability approach under which deferred income taxes are recognized by applying enacted tax rates applicable to future years to the differences between the financial statement carrying amounts and the tax bases of reported assets and liabilities.

The Company accounts for income taxes in accordance with the Internal Revenue Code in the United States and the Internal Income Tax Law of the Russian Federation.  The Russian Federation subsidiary is taxed at a rate of 24%.

Evaluation of Long-Lived Assets

The Company reviews property and equipment for impairment whenever events or changes in circumstances indicate the carrying value may not be recoverable in accordance with guidance in ASC 360-15-35.  If the carrying value of the long-lived asset exceeds the present value of the related estimated future cash flows, the asset would be adjusted to its fair value and an impairment loss would be charged to operations in the period identified.

Concentration of Credit Risk

Financial instruments which potentially subject the Company to concentrations of credit risk consist principally of cash and notes receivable.

The Company's cash and cash equivalents are concentrated primarily in one bank in the United States.  At times, such deposits could be in excess of insured limits.  Management believes that the financial institution that holds the Company financial instrument is financially sound and, accordingly, minimal credit risk is believed to exist with respect to these financial instruments.

The Company grants credit to customers based on an evaluation of the customer’s financial condition, without requiring collateral.  Exposure to losses on receivables is principally dependent on each customer’s financial condition.  The Company controls its exposure to credit risk due to normally dealing with the same contractors and receiving payment for materials prior to completion of the services.

The Company is also subject to the risk of currency fluctuations that may affect the prices paid for goods and the amounts received for revenue.

Earnings Per Share

Basic earnings per share are computed by dividing net income by the weighted average number of common shares outstanding during the specified period. Diluted earnings per common share is computed by dividing net income by the weighted average number of common shares and potential common shares during the specified period. For the nine months ended September 30, 2009, there were no potential shares outstanding.

Fair Value of Financial Instruments

The Company adopted FASB ASC 820, Fair Value Measurements and Disclosures (“ASC 820”) on January 1, 2008, for all financial assets and liabilities that are recognized or disclosed at fair value in the condensed consolidated financial statements on a recurring basis or on a nonrecurring basis during the reporting period. While the Company adopted the provisions of ASC 820 for nonfinancial assets and liabilities that are recognized or disclosed at fair value in the financial statements on a recurring basis, no such assets or liabilities existed at the balance sheet date. As permitted by ASC 820, the Company delayed implementation of this standard for all nonfinancial assets and liabilities recognized or disclosed at fair value in the financial statements on a nonrecurring basis and adopted these provisions effective January 1, 2009.

The fair value is an exit price, representing the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date.  The Company utilizes market data or assumptions that market participants would use in pricing the asset or liability.  ASC 820 establishes a three-tier fair value hierarchy, which prioritizes the inputs used in measuring fair value.  These tiers include:  Level 1, defined as observable inputs such as quoted market prices in active markets; Level 2, defined as inputs other than quoted prices in active markets that are either directly or indirectly observable; and Level 3, defined as unobservable inputs about which little or no market data exists, therefore requiring an entity to develop its own assumptions.

As of September 30, 2009, the Company held certain financial assets that are measured at fair value on a recurring basis.  These consisted of cash and cash equivalents.  The fair values of the cash and cash equivalents is determined based on quoted market prices in public markets and is categorized as Level 1.   The Company does not have any financial assets measured at fair value on a recurring basis as Level 2 or Level 3 and there were no transfers in or out of Level 2 or Level 3 during the nine months ended September 30, 2009.

The following table sets forth by level, within the fair value hierarchy, the Company’s financial assets accounted for at fair value on a recurring basis as of September 30, 2009.

		Assets at Fair Value as of September 30, 2009 Using
	Total	Quoted Prices in Active Markets for Identical Assets (Level 1)	Significant Other Observable Inputs (Level 2)	Significant Unobservable Inputs (Level 3)

Cash and cash equivalents	$121,279	$121,279	$-	$-

The Company had no financial assets accounted for on a non-recurring basis as of September 30, 2009.

There were no changes to the Company’s valuation techniques used to measure asset fair values on a recurring or nonrecurring basis during the nine months ended September 30, 2009 and the Company did not have any financial liabilities as of September 30, 2009.

The Company has other financial instruments, such as receivables, accounts payable and other liabilities which have been excluded from the tables above.  Due to the short-term nature of these instruments, the carrying value of receivables, accounts payable and other liabilities approximate their fair values.

Foreign Currency Translation

The Russian ruble is Kontakt’s functional currency and the United States dollar is the reporting currency.

Conversion of currency from the Russian ruble into a United States dollar (“US $”) has been made at the respective applicable rates of exchange.  Monetary assets and liabilities denominated in foreign currencies are converted into US $ at the applicable rate of exchange at the balance sheet date.  Income and expense items are converted at the average rates for the years then ended.

New Financial Accounting Standards

During the second quarter of 2009, the Company implemented additional interim disclosures about fair value of financial instruments, as required by FASB ASC Paragraph 825-10-65-1.  Prior to implementation, disclosures about fair values of financial instruments were only required to be disclosed annually.  As the required modifications only related to additional disclosures of fair values of financial instruments in interim financial statements, the adoption did not affect the Company’s financial position or results of operations.

Beginning in the second quarter of 2009, the Company must disclose the date through which subsequent events have been evaluated, in accordance with the requirements in FASB ASC Paragraph 855-10-50-1.  With regards to the condensed consolidated financial statements and notes to those financial statements contained in this Form 8-K/A, the Company has evaluated all subsequent events through December 4, 2009 (the date the Company’s financial statement are issued).

In September 2009, the FASB implemented certain modifications to FASB ASC Topic 860, Transfers and Servicing, as a means to improve the relevance, representational faithfulness, and comparability of the information that a reporting entity provides in its financial statements about a transfer of financial assets, the effects of a transfer on its financial position, financial performance, and cash flows, and a transferor’s continuing involvement, if any, in transferred financial assets. These modifications must be applied as of the beginning of each reporting entity’s first annual reporting period that begins after November 15, 2009. The Company does not expect the adoption of this standard to have an impact on the Company’s results of operations, financial condition or cash flows.

During the third quarter of 2009, the Company adopted the FASB Accounting Standards Codification and the Hierarchy of Generally Accepted Accounting Principles in accordance with FASB ASC Topic 105, “Generally Accepted Accounting Principles” (the “Codification”).  The Codification has become the source of authoritative U.S. generally accepted accounting principles (GAAP) recognized by the FASB to be applied by nongovernmental entities. Rules and interpretive releases of the Securities and Exchange Commission (SEC) under authority of federal securities laws are also sources of authoritative GAAP for SEC registrants. Effective with the Company’s adoption on July 1, 2009, the Codification has superseded all prior non-SEC accounting and reporting standards. All other non-grandfathered non-SEC accounting literature not included in the Codification has become non-authoritative. As the adoption of the Codification only affected how specific references to GAAP literature have been disclosed in the notes to the Company’s condensed consolidated financial statements, it did not result in any impact on the Company’s results of operations, financial condition or cash flows.

Updates to the FASB Codification Applicable to the Company

The FASB has published FASB Accounting Standards Update No. 2009-12, Fair Value Measurements and Disclosures (Topic 820)—Investments in Certain Entities That Calculate Net Asset Value per Share (or Its Equivalent). This Update amends Subtopic 820-10, Fair Value Measurements and Disclosures—Overall, to permit a reporting entity to measure the fair value of certain investments on the basis of the net asset value per share of the investment (or its equivalent). This Update also requires new disclosures, by major category of investments, about the attributes of investments included within the scope of this amendment to the Codification. The guidance in this Update is effective for interim and annual periods ending after December 15, 2009. The Company does not expect the adoption of this standard to have an impact on the Company’s results of operations, financial condition or cash flows.

2.           PROPERTY and EQUIPMENT

September 30,
2009

Furniture & equipment	$17,032
Vehicles	14,066
Building	90,856
Signs	918
Leasehold improvements	19,275
142,147
Less: accumulated depreciation	27,649
$114,498

In November 2009, a shareholder of the Company contributed a building to the Company with a fair value of approximately $1 million.

Depreciation expense for the nine months ended September 30, 2009 was $6,033

3.      NOTES RECEIVABLE

In October 2008, the Company advanced Alfa Investment Fund $30,500.  The advance is interest free.  During 2009, the Company received funds from Alfa Investment Fund to repay the note in full.  See Note 7 for further information.

2.    INVENTORIES

As of September 30, 2009, inventory consists of the following:

September 30,
2009
Finished goods	$251,221
Advance deposits	-
$251,221

The Company prepays various suppliers for inventory.  The deposits paid in advance are included as a component of the Company's inventory.

5.             COMMON STOCK

The Company is authorized to issue 100,000,000 shares of $.001 common stock of which 86,235,800 are outstanding as of September 30, 2009.

6.             INCOME TAXES

The Company adopted the provisions of FASB ASC 740, "Income Taxes", ("ASC 740") on January 1, 2008.  As a result of the implementation of ASC 740, the Company recognized no adjustment in the net liability for unrecognized income tax benefits.

The Company files income tax returns in all jurisdictions in which it has reason to believe it is subject to tax.  The Company is subject to examination by various taxing jurisdictions.  To date, none of these examinations has resulted in any material additional tax.  Nonetheless, any tax jurisdiction may contend that a filing position claimed by the Company regarding one or more of its transactions is contrary to that jurisdictions laws or regulations.  Significant judgment is required in determining the worldwide provisions for income taxes.  In the ordinary course of business of a global business, the ultimate tax outcome is uncertain for many transactions.  It is the Company’s policy to establish provisions for taxes that may become payable in future years as a result of an examination by tax authorities.  The Company establishes the provisions based upon management’s assessment of exposure associated with permanent tax differences and tax credits applied to temporary difference adjustments.  The tax provisions are analyzed periodically (at least quarterly) and adjustments are made as events occur that warrant adjustments to those provisions.

7.            RELATED PARTY TRANSACTIONS

A stockholder of the Company advanced the Company $5,125 during the year ended December 31, 2008.  That same stockholder advanced the Company $41,700 during the nine months ended September 30, 2009.  The advances are interest free and due on demand.  The Company offset $30,500 of advances paid during 2008 against the funds received.  No payments have been made against the advances and the amount due the related party is $16,325 at September 30, 2009.

8.            SEGMENT INFORMATION

FASB ASC 280-10-10 "Segment Reporting" ("ASC 280-10-10"), established standards for reporting information about operating segments.  Operating segments are defined as components of an enterprise about which separate financial information is available that is evaluated regularly by management.  The Company is organized by geographical area and industry segment.

The following financial information relating to the Company's business segments:

2009
Net sales by geographic areas
United States	$336,328
Russia	520,902
$857,230
Net sales by industry segment:
Electronic components	$520,902
Art work and jewelry	113,907
Construction	222,421
$857,230

Income (loss) from operations:
Electronic components	$2,126
Artwork and jewelry	(6,198)
Construction	2,986
Other	(30,158)
$(31,244)
Long-Lived Assets:
Electronic components	$89,391
Artwork and jewelry	10,154
Construction	13,511
Other	1,442
$114,498
Capital Expenditures:
Electronic components	$-
Artwork and jewelry	-
Construction	642
Other	-
$642
Depreciation and Amortization:
Electronic components	$57
Artwork and jewelry	737
Construction	4,972
Other	267
$6,033

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ROYAL STYLE DESIGN, INC.

Date: December 29, 2009	By:	/s/ Richard Lloyd
Richard Lloyd
Chief Executive Officer